Exhibit 99.1

Contact:	Katryn McGaughey
508-293-7717
katryn.mcgaughey@emc.com

EMC Reports Second-Quarter 2014 Financial Results

Highlights:
●	Record Q2 revenue of $5.9 billion, up 5% year over year
●	Q2 GAAP EPS of $0.28 and Q2 non-GAAP EPS of $0.43
●	Accelerates 2014 share buyback plan from $2 billion to $3 billion
●	Increases full-year GAAP and non-GAAP EPS outlook by $0.01 each
●	Double-digit Q2 revenue growth from VMware (up 17%) and Pivotal (up 29%) year over year

HOPKINTON, Mass. - July 23, 2014 - EMC Corporation (NYSE:EMC) today reported second-quarter 2014 financial results, including record second-quarter revenue of $5.9 billion, an increase of 5% year over year. GAAP net income attributable to EMC was $589 million and GAAP earnings per weighted average diluted share was $0.28. Non-GAAP1 net income attributable to EMC was $882 million and non-GAAP1 earnings per weighted average diluted share was $0.43.

EMC generated $1.3 billion in operating cash flow and $930 million in free cash flow2 in the second quarter - up 2% and 10% year over year, respectively. EMC ended the quarter with $14.6 billion in cash and investments. The company repurchased approximately $600 million worth of its common stock in the second quarter and returned approximately $200 million to shareholders via a quarterly dividend.

In addition, EMC’s Board of Directors has approved an acceleration of EMC’s share buyback plan for 2014 from $2 billion to $3 billion. Including the accelerated buyback and EMC’s increased dividend (announced in the first quarter of 2014), EMC expects to return more than $7 billion to shareholders over the course of 2013 and 2014.

Joe Tucci, EMC Chairman and Chief Executive Officer, said, “Our industry and customers are in the midst of a massively disruptive and transformational shift, and the pace of change is accelerating. EMC detected it early on, put the right strategy in place and is executing well. New customers are coming to EMC for the first time, and existing customers are investing more heavily, because of our expanded capabilities across EMC Information Infrastructure, VMware and Pivotal. As a result, we have no doubt that EMC and our customers and shareholders will emerge among the primary beneficiaries of this transformation.”

David Goulden, CEO of EMC Information Infrastructure and EMC’s Chief Financial Officer, said, “EMC performance in Q2 was solid and on track, with good performance from each of our major business units. We are at the threshold of expansive opportunity and remain confident about the rest of the year, as evidenced by the accelerated buyback program. Our market leadership, healthy partner ecosystem and cutting-edge technologies all support a strategy that deeply resonates with customers.”

Second-Quarter Highlights

•
EMC Information Infrastructure business revenue was up 1% year over year. Excluding the High-end Storage business[3], Information Storage revenue grew 7% year over year - which is faster than the industry growth rate. Emerging Storage[4] revenue grew 52% year over year, based on demand for technologies such as the EMC XtremIO all-flash storage array, EMC ViPR software-defined storage and EMC Isilon scale-out storage. EMC has established clear leadership in the all-flash array market with XtremIO, surpassing a $300 million annualized demand run rate[5] in its second full quarter of availability. ViPR adoption continues with the number of customers doubling in the second quarter compared to the first quarter of 2014. Data Domain had another strong quarter and the Data Protection Suite achieved very strong double-digit revenue growth both sequentially and year over year. RSA Information Security revenue grew 6% year over year, with Security Analytics and Archer each up over 20% in the second quarter. VCE had another strong quarter as demand for VCE Vblock systems once again showed very strong year over year growth.

•
Pivotal grew revenue 29% year over year. The proliferation of Cloud Foundry as the industry’s standard for open-source PaaS continues to flourish. Attendance at the second annual Cloud Foundry Summit held in the second quarter more than doubled.

•
VMware continues to see growth with revenue up 17% year over year. VMware remains focused on delivering virtualization technologies to propel its three strategic initiatives including Software-Defined Data Centers, hybrid cloud and end-user computing.

Global Highlights
EMC’s consolidated second-quarter revenue from the United States was up 3% year over year at $3.1 billion, representing 52% of consolidated second-quarter revenue.  Revenue from EMC’s business operations outside of the United States increased 7% year over year to $2.8 billion representing 48% of consolidated second-quarter revenue. Within this, revenue from EMC’s Europe, Middle East and Africa region grew 12% year over year and revenue from EMC’s Latin America region grew 14% year over year. Revenue from the BRIC+13 markets grew 5% year over year.

Business Outlook
The following statements are based on current expectations.  These statements are forward-looking, and actual results may differ materially.  These statements do not give effect to the potential impact of mergers, acquisitions, divestitures or business combinations that may be announced or closed after the date hereof.  These statements supersede all prior statements made by EMC regarding 2014 financial results.

All dollar amounts and percentages set forth below should be considered to be approximations.

•	Consolidated revenues are expected to be $24.575 billion for 2014.

•
Consolidated GAAP operating income is expected to range from 16.3% - 16.8% of revenues for 2014 and consolidated non-GAAP[6] operating income is expected to range from 24.0% - 24.5% of revenues for 2014.

•
Consolidated GAAP earnings per weighted average diluted share are expected to be $1.30 for 2014 and consolidated non-GAAP[6] earnings per weighted average diluted share are expected to be $1.91 for 2014.

•
The consolidated GAAP income tax rate is expected to be 23.0% for 2014 and the consolidated non-GAAP[6] income tax rate is expected to be 23.5% for 2014. This assumes that the U.S. research and development tax credit is extended during 2014.

•	Consolidated net cash provided by operating activities is expected to be $7.2 billion for 2014 and free cash flow[2] is expected to be $5.8 billion for 2014.

•	The weighted average outstanding diluted shares are expected to be 2.05 billion for 2014.

•	EMC expects to repurchase an aggregate of $3.0 billion of the company’s common stock in 2014.

Resources

•	The second-quarter 2014 webcast will be available for replay on the EMC Investor Relations website at http://www.emc.com/ir

•	EMC financial results are also available on the U.S. Securities and Exchange Commission website

•	Visit http://ir.vmware.com for more detail on VMware’s second-quarter 2014 financial results

•	Download the EMC Investor Relations App here

•	Visit EMC Pulse for breaking product and technology news from EMC

•	Visit EMC Reflections for executive insight on business and IT trends

•	Connect with EMC via @EMCCorp, LinkedIn and Facebook

About EMC
EMC Corporation is a global leader in enabling businesses and service providers to transform their operations and deliver IT as a service. Fundamental to this transformation is cloud computing. Through innovative products and services, EMC accelerates the journey to cloud computing, helping IT departments to store, manage, protect and analyze their most valuable asset - information - in a more agile, trusted and cost-efficient way. Additional information about EMC can be found at www.EMC.com.

# # #

1 Items excluded from the non-GAAP results for the second quarters of 2014 and 2013 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, the amortization of VMware’s capitalized software from prior periods, a net gain on the disposition of certain lines of business and other, a gain on previously held interests in strategic investments, an impairment of strategic investment and a VMware litigation charge. A benefit of the U.S. research and development (“R&D”) tax credit for the second quarter of 2014 is included in the non-GAAP results for the second quarter of 2014 as if the credit had been extended. See attached schedules for GAAP to non-GAAP reconciliations.

2 Free cash flow is a non-GAAP financial measure which is defined as net cash provided by operating activities, less additions to property, plant and equipment and capitalized software development costs. See attached schedules for a reconciliation of net cash provided by operating activities to free cash flow for the three and six months ended June 30, 2014 and 2013.

3 EMC’s High-end Storage business includes product and maintenance revenues from EMC Symmetrix.

4 EMC’s Emerging Storage business primarily includes product and maintenance revenues from EMC Isilon, EMC Atmos, EMC VPLEX, EMC ViPR, EMC ScaleIO, EMC Elastic Cloud Storage Appliance, EMC RecoverPoint, Data Computing Appliance, ASD Suites and EMC vFlash and EMC XtremIO families.

5 Demand run rate is an annualized calculation of orders received in the applicable period by EMC for the sale of XtremIO products and related services.

6 Items excluded from the non-GAAP business outlook for 2014 are amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges and other one-time items. The benefit of the R&D tax credit is included in the GAAP and non-GAAP business outlook for 2014. See attached schedules for GAAP to non-GAAP reconciliations.

EMC, Archer, Atmos, Data Domain, Data Protection Suite, Elastic Cloud Storage, EMC RecoverPoint, Isilon, ScaleIO, Symmetrix, Vblock, ViPR, VPLEX and XtremIO are registered trademarks or trademarks of EMC Corporation in the United States and/or other countries. All other trademarks used are the property of their respective owners.

Forward-Looking Statements

This release contains “forward-looking statements” as defined under the Federal Securities Laws. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in information technology spending; (iii) the relative and varying rates of product price and component cost declines and the volume and mixture of product and services revenues; (iv) competitive factors, including but not limited to pricing pressures and new product introductions; (v) component and product quality and availability; (vi) fluctuations in VMware, Inc.’s operating results and risks associated with trading of VMware stock; (vii) the transition to new products, the uncertainty of customer acceptance of new product offerings and rapid technological and market change; (viii) risks associated with managing the growth of our business, including risks associated with acquisitions and investments and the challenges and costs of integration, restructuring and achieving anticipated synergies; (ix) the ability to attract and retain highly qualified employees; (x) insufficient, excess or obsolete inventory; (xi) fluctuating currency exchange rates; (xii) threats and other disruptions to our secure data centers or networks; (xiii) our ability to protect our proprietary technology; (xiv) war or acts of terrorism; and (xv) other one-time events and other important factors disclosed previously and from time to time in EMC’s filings with the U.S. Securities and Exchange Commission. EMC disclaims any obligation to update any such forward-looking statements after the date of this release.

Use of Non-GAAP Financial Measures

This release, the accompanying schedules and the additional content that is available on EMC's website contain non-GAAP financial measures. These non-GAAP financial measures, which are used as measures of EMC's performance or liquidity, should be considered in addition to, not as a substitute for, measures of EMC's financial performance or liquidity prepared in accordance with GAAP. EMC's non-GAAP financial measures may be defined differently from time to time and may be defined differently than similar terms used by other companies, and accordingly, care should be exercised in understanding how EMC defines its non-GAAP financial measures in this release.

Where specified in the accompanying schedules for various periods entitled "Reconciliation of GAAP to Non-GAAP," (a) certain items noted on each such specific schedule (including, where noted, amounts relating to stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges, the amortization of VMware’s capitalized software from prior periods, a net gain on the disposition of certain lines of business and other, a gain on previously held interests in strategic investments, an impairment of strategic investment and a VMware litigation charge are excluded from the non-GAAP financial measures and (b) the benefit of the R&D tax credit for 2014 is included in the non-GAAP financial measures for the second quarter of 2014.

EMC’s management uses the non-GAAP financial measures in the accompanying schedules to gain an understanding of EMC's comparative operating performance (when comparing such results with previous periods or forecasts) and future prospects and includes the benefit of the R&D tax credit in, and excludes the above-listed items from, its internal financial statements for purposes of its internal budgets and each reporting segment’s financial goals. These non-GAAP financial measures are used by EMC's management in their financial and operating decision-making because management believes they reflect EMC's ongoing business in a manner that allows meaningful period-to-period comparisons. EMC's management believes that these non-GAAP financial measures provide useful information to investors and others (a) in understanding and evaluating EMC's current operating performance and future prospects in the same manner as management does, if they so choose, and (b) in comparing in a consistent manner the Company's current financial results with the Company's past financial results.

This release also includes disclosures regarding free cash flow which is a non-GAAP financial measure. Free cash flow is defined as net cash provided by operating activities less additions to property, plant and equipment and capitalized software development costs. EMC uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than capital expenditures and capitalized software development costs. Management believes that information regarding free cash flow provides investors with an important perspective on the cash available to make strategic acquisitions and investments, repurchase shares, pay dividends, service debt and fund ongoing operations. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

All of the foregoing non-GAAP financial measures have limitations. Specifically, the non-GAAP financial measures that exclude the items noted above do not include all items of income and expense that affect EMC's operations. Further, these non-GAAP financial measures are not prepared in accordance with GAAP, may not be comparable to non-GAAP financial measures used by other companies and do not reflect any benefit that such items may confer on EMC. Management compensates for these limitations by also considering EMC's financial results as determined in accordance with GAAP.

EMC CORPORATION
CONSOLIDATED INCOME STATEMENTS
(in millions, except per share amounts)
(unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013
Revenues:
Product sales	$3,319	$3,258	$6,327	$6,369
Services	2,561	2,356	5,032	4,632
	5,880	5,614	11,359	11,001

Cost and expenses:
Cost of product sales	1,372	1,340	2,668	2,696
Cost of services	854	765	1,690	1,498
Research and development	740	695	1,472	1,370
Selling, general and administrative	2,010	1,785	3,861	3,499
Restructuring and acquisition-related charges	30	7	149	155
Operating income	874	1,022	1,519	1,783

Non-operating income (expense):
Investment income	35	34	71	67
Interest expense	(34)	(31)	(68)	(51)
Other income (expense), net	(66)	(59)	(142)	(142)
Total non-operating income (expense)	(65)	(56)	(139)	(126)

Income before provision for income taxes	809	966	1,380	1,657
Income tax provision	187	216	326	292

Net income	622	750	1,054	1,365
Less: Net income attributable to the non-controlling interests in VMware, Inc.	(33)	(49)	(74)	(84)

Net income attributable to EMC Corporation	$589	$701	$980	$1,281

Net income per weighted average share, basic attributable to EMC Corporation common shareholders	$0.29	$0.34	$0.48	$0.61

Net income per weighted average share, diluted attributable to EMC Corporation common shareholders	$0.28	$0.32	$0.47	$0.59

Weighted average shares, basic	2,037	2,092	2,033	2,097
Weighted average shares, diluted	2,064	2,174	2,070	2,181

Cash dividends declared per common share	$0.12	$0.10	$0.22	$0.10

EMC CORPORATION
CONSOLIDATED BALANCE SHEETS
(in millions, except per share amounts)
(unaudited)

	June 30,	December 31,
	2014	2013
ASSETS
Current assets:
Cash and cash equivalents	$5,687	$7,891
Short-term investments	1,962	2,773
Accounts and notes receivable, less allowance for doubtful accounts of $65 and $62	3,344	3,861
Inventories	1,397	1,334
Deferred income taxes	969	912
Other current assets	586	507
Total current assets	13,945	17,278
Long-term investments	6,985	6,924
Property, plant and equipment, net	3,606	3,478
Intangible assets, net	2,147	1,780
Goodwill	15,802	14,424
Other assets, net	1,953	1,965
Total assets	$44,438	$45,849

LIABILITIES & SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,186	$1,434
Accrued expenses	2,750	2,783
Notes converted and payable	—	1,665
Income taxes payable	261	639
Deferred revenue	5,693	5,278
Total current liabilities	9,890	11,799
Income taxes payable	298	296
Deferred revenue	4,032	3,701
Deferred income taxes	489	421
Long-term debt	5,494	5,494
Other liabilities	379	352
Total liabilities	20,582	22,063

Commitments and contingencies
Shareholders' equity:
Preferred stock, par value $0.01; authorized 25 shares; none outstanding	—	—
Common stock, par value $0.01; authorized 6,000 shares; issued and outstanding 2,029 and 2,020 shares	20	20
Additional paid-in capital	818	1,406
Retained earnings	21,648	21,114
Accumulated other comprehensive loss, net	(165)	(239)
Total EMC Corporation's shareholders' equity	22,321	22,301
Non-controlling interests	1,535	1,485
Total shareholders' equity	23,856	23,786
Total liabilities and shareholders' equity	$44,438	$45,849

EMC CORPORATION
CONSOLIDATED STATEMENTS OF CASH FLOWS
(in millions)
(unaudited)

	For the Six Months Ended
	June 30,	June 30,
	2014	2014
Cash flows from operating activities:
Cash received from customers	$12,644	$12,007
Cash paid to suppliers and employees	(9,320)	(8,485)
Dividends and interest received	97	79
Interest paid	—	(18)
Income taxes paid	(829)	(642)
Net cash provided by operating activities	2,592	2,941

Cash flows from investing activities:
Additions to property, plant and equipment	(472)	(437)
Capitalized software development costs	(245)	(219)
Purchases of short- and long-term available-for-sale securities	(5,765)	(6,456)
Sales of short- and long-term available-for-sale securities	4,974	2,394
Maturities of short- and long-term available-for-sale securities	1,716	564
Business acquisitions, net of cash acquired	(1,694)	(207)
Purchases of strategic and other related investments	(83)	(46)
Sales of strategic and other related investments	10	—
Joint venture funding	(63)	(158)
Proceeds from divestiture of business	—	31
Increase in restricted cash	(76)	—
Net cash used in investing activities	(1,698)	(4,534)

Cash flows from financing activities:
Proceeds from the issuance of EMC's common stock	234	175
Proceeds from the issuance of VMware's common stock	99	115
EMC repurchase of EMC's common stock	(994)	(991)
EMC purchase of VMware's common stock	—	(160)
VMware repurchase of VMware's common stock	(407)	(302)
Excess tax benefits from stock-based compensation	45	63
Payment of long- and short-term obligations	(1,665)	(21)
Proceeds from long- and short-term obligations	—	5,463
Third party contribution to Pivotal	—	105
Dividend payment	(407)	—
Net cash (used in) provided by financing activities	(3,095)	4,447

Effect of exchange rate changes on cash and cash equivalents	(3)	(42)

Net increase (decrease) in cash and cash equivalents	(2,204)	2,812
Cash and cash equivalents at beginning of period	7,891	4,714
Cash and cash equivalents at end of period	$5,687	$7,526

Reconciliation of net income to net cash provided by operating activities:

Net income	$1,054	$1,365
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	903	803
Non-cash interest expense on debt	—	24
Non-cash restructuring and other special charges	9	7
Stock-based compensation expense	498	441
Provision for (recovery of) doubtful accounts	2	(3)

Deferred income taxes, net	(168)	(55)
Excess tax benefits from stock-based compensation	(45)	(63)
Gain on previously held interests in strategic investments	(45)	—
Impairment of strategic investment	33	—
Other, net	23	11
Changes in assets and liabilities, net of acquisitions:
Accounts and notes receivable	549	243
Inventories	(183)	(178)
Other assets	96	119
Accounts payable	(241)	(28)
Accrued expenses	(279)	(211)
Income taxes payable	(336)	(290)
Deferred revenue	701	766
Other liabilities	21	(10)
Net cash provided by operating activities	$2,592	$2,941

Reconciliation of GAAP to Non-GAAP*
(in millions, except per share amounts)
(unaudited)

	For the Three Months Ended
		Diluted		Diluted
	June 30,	Earnings	June 30,	Earnings
	2014	Per Share	2013	Per Share
Net Income Attributable to EMC GAAP	$589	$0.285	$701	$0.322

Stock-based compensation expense	180	0.087	140	0.065
Intangible asset amortization	65	0.032	65	0.030
Restructuring charges	22	0.011	3	0.001
Acquisition and other related charges	29	0.014	2	0.001
Amortization of VMware's capitalized software from prior periods	—	—	7	0.003
Net gain on disposition of certain lines of business and other	—	—	(11)	(0.005)
Gain on previously held interests in strategic investments	(45)	(0.022)	—	—
Impairment of strategic investment	24	0.011	—	—
VMware litigation charge	6	0.003	—	—
R&D tax credit	12	0.006	—	—

Net Income Attributable to EMC Non-GAAP	$882	$0.427	$907	$0.416

Weighted average shares, diluted		2,064		2,174
Incremental VMware dilution		$1		$2

*
Net of tax and non-controlling interests in VMware, Inc., except weighted average shares, diluted. See Income Tax Provision and Net Income Attributable to VMware lines in Supplemental Information schedules.

Note: Schedule may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	For the Three Months Ended
	June 30,	June 30,
	2014	2013
Gross Margin GAAP	$3,654	$3,509

Stock-based compensation expense	37	30
Intangible asset amortization	61	58
Amortization of VMware's capitalized software from prior periods	—	12

Gross Margin Non-GAAP	$3,752	$3,609

Revenues	$5,880	$5,614

Gross Margin Percentages:
GAAP	62.1%	62.5%
Non-GAAP	63.8%	64.3%

	For the Three Months Ended
	June 30,	June 30,
	2014	2013
Operating Margin GAAP	$874	$1,022

Stock-based compensation expense	262	218
Intangible asset amortization	100	97
Restructuring charges	28	5
Acquisition and other related charges	52	2
Amortization of VMware's capitalized software from prior periods	—	12
VMware litigation charge	11	—

Operating Margin Non-GAAP	$1,327	$1,356

Revenues	$5,880	$5,614

Operating Margin Percentages:
GAAP	14.9%	18.2%
Non-GAAP	22.6%	24.2%

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions)
(unaudited)

	For the Three Months Ended June 30, 2014
	Income Before	Tax Provision	Tax
	Tax	(Benefit)	Rate
EMC Consolidated GAAP	$809	$187	23.1%

Stock-based compensation expense	262	59	22.9%
Intangible asset amortization	100	30	29.8%
Restructuring charges	28	6	19.0%
Acquisition and other related charges	53	18	34.9%
R&D tax credit	—	(13)	—%
Net gain on previously held interests in strategic investments	(45)	—	0.7%
Impairment of strategic investment	33	9	28.8%
VMware litigation charge	11	4	38.0%

EMC Consolidated Non-GAAP	$1,251	$300	24.0%

	For the Three Months Ended		For the Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2014	2013	2014	2013

Cash Flow from Operations	$1,253	$1,228	$2,592	$2,941
Capital expenditures	(196)	(272)	(472)	(437)
Capitalized software development costs	(127)	(113)	(245)	(219)
Free Cash Flow	$930	$843	$1,875	$2,285

Note: Schedules may not add or recalculate due to rounding.

Reconciliation of GAAP to Non-GAAP
(in millions, except per share amounts)
(unaudited)

For the Twelve Months Ending December 31,
2014
Operating Income as a % of Revenue - GAAP	16.3% - 16.8%

Stock-based compensation expense	4.5%
Intangible asset amortization	1.6%
Restructuring charges	0.8%
Acquisition and other related charges	0.8%

Operating Income as a % of Revenue - Non-GAAP	24.0% - 24.5%

For the Twelve Months Ending December 31,
2014
Diluted Earnings Per Share - GAAP	$1.30

Stock-based compensation expense	0.36
Intangible asset amortization	0.13
Restructuring charges	0.08
Acquisition and other related charges	0.05
One-time items	(0.01)

Diluted Earnings Per Share - Non-GAAP	$1.91

For the Twelve Months Ending December 31,
2014
Tax Rate - GAAP	23.0%

Impact of stock-based compensation expense, intangible asset amortization, restructuring charges, acquisition and other related charges and one-time items	0.5%

Tax Rate - Non-GAAP	23.5%

For the Twelve Months Ending December 31,
2014
Cash Flow from Operations	$7,230

Capital expenditures	(950)
Capitalized software development costs	(480)

Free Cash Flow	$5,800

Supplemental Information
For the Three Months Ended June 30, 2014
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	R&D Tax Credit	Gain on Previously Held Interests in Strategic Investments	Impairment of Strategic Investment	VMware Litigation Charge
EMC Consolidated
Cost of revenue	$(37)	$(61)	$—	$—	$—	$—	$—	$—
Research and development	(100)	(3)	—	—	—	—	—	—
Selling, general and administrative	(125)	(36)	—	(50)	—	—	—	(11)
Restructuring and acquisition-related charges	—	—	(28)	(2)	—	—	—	—
Non-operating (income) expense	—	—	—	1	—	(45)	33	—
Income tax provision (benefit)	59	30	6	18	(13)	—	9	4
Net income attributable to VMware	(23)	(5)	—	(6)	(1)	—	—	(1)

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(25)	$(34)	$—	$—	$—	$—	$—	$—
Research and development	(34)	(1)	—	—	—	—	—	—
Selling, general and administrative	(64)	(30)	—	(8)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(29)	(2)	—	—	—	—
Non-operating (income) expense	—	—	—	—	—	(45)	33	—
Income tax provision (benefit)	31	21	6	2	(9)	—	9	—
Net income attributable to VMware	—	—	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(12)	$(27)	$—	$—	$—	$—	$—	$—
Research and development	(66)	(2)	—	—	—	—	—	—
Selling, general and administrative	(61)	(6)	—	(42)	—	—	—	(11)
Restructuring and acquisition-related charges	—	—	1	—	—	—	—	—
Non-operating (income) expense	—	—	—	1	—	—	—	—
Income tax provision (benefit)	28	9	—	16	(4)	—	—	4
Net income attributable to VMware	(23)	(5)	—	(6)	(1)	—	—	(1)

Supplemental Information
For the Three Months Ended June 30, 2013
(in millions)
(unaudited)

	Stock-Based Compensation Expense	Intangible Asset Amortization	Restructuring Charges	Acquisition and Other Related Charges	Amortization of VMware's Capitalized Software from Prior Periods	Net Gain on Disposition of Certain Lines of Business and Other
EMC Consolidated
Cost of revenue	$(30)	$(58)	$—	$—	$(12)	$—
Research and development	(83)	(2)	—	—	—	—
Selling, general and administrative	(105)	(37)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(5)	(2)	—	—
Non-operating (income) expense	—	—	—	—	—	(19)
Income tax provision (benefit)	62	28	2	—	4	(5)
Net income attributable to VMware	(16)	(4)	—	—	(1)	3

EMC Information Infrastructure plus Pivotal
Cost of revenue	$(21)	$(35)	$—	$—	$—	$—
Research and development	(32)	(1)	—	—	—	—
Selling, general and administrative	(60)	(35)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(4)	(1)	—	—
Non-operating (income) expense	—	—	—	—	—	—
Income tax provision (benefit)	35	22	2	—	—	—
Net income attributable to VMware	—	—	—	—	—	—

VMware within EMC
Cost of revenue	$(9)	$(23)	$—	$—	$(12)	$—
Research and development	(51)	(1)	—	—	—	—
Selling, general and administrative	(45)	(2)	—	—	—	—
Restructuring and acquisition-related charges	—	—	(1)	(1)	—	—
Non-operating (income) expense	—	—	—	—	—	(19)
Income tax provision (benefit)	27	6	—	—	4	(5)
Net income attributable to VMware	(16)	(4)	—	—	(1)	3

Supplemental Information
For the Three Months Ended June 30, 2014
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenues	$1,457	$(8)	$1,449
Cost of revenue	218	(2)	216
Gross margin	1,239	(6)	1,233
Research and development	317	(3)	314
Selling, general and administrative	723	(1)	722
Restructuring and acquisition-related charges	(1)	—	(1)
Operating income	200	(2)	198
Non-operating income (expense)	2	5	7
Income before taxes	202	3	205
Income tax provision (benefit)	35	3	38
Net income	$167	—	167
Net income attributable to VMware		(33)	(33)
Net income attributable to EMC		$(33)	$134

Supplemental Information
For the Three Months Ended June 30, 2013
(in millions)
(unaudited)

	VMware Standalone GAAP	GAAP Adjustments and Eliminations	VMware within EMC GAAP
Revenues	$1,243	$(5)	$1,238
Cost of revenue	173	1	174
Gross margin	1,070	(6)	1,064
Research and development	261	(3)	258
Selling, general and administrative	538	(2)	536
Restructuring and acquisition-related charges	1	1	1
Operating income	270	(1)	269
Non-operating income (expense)	24	(2)	22
Income before taxes	294	(3)	291
Income tax provision (benefit)	49	12	61
Net income	$245	(15)	230
Net income attributable to VMware		(49)	(49)
Net income attributable to EMC		$(63)	$181

Note: Schedule may not add due to rounding.

Segment Information
For the Three Months Ended June 30, 2014
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,551	$37	$104	$2,692	$15	$2,707
Services revenues	1,425	121	139	1,685	39	1,724
Total consolidated revenues	3,976	158	243	4,377	54	4,431

Gross profit	$2,192	$100	$162	2,454	26	2,480
Gross profit percentage	55.1%	63.2%	66.7%	56.1%	47.2%	55.9%

Research and development				358	33	391
Selling, general and administrative				1,140	46	1,186
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,498	79	1,577
Operating income (expense)				$956	$(53)	$903
Operating margin percentage				21.9%	(99.4)%	20.4%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues:
Product revenues	$2,707	$612	$—	$3,319
Services revenues	1,724	837	—	2,561
Total consolidated revenues	4,431	1,449	—	5,880

Gross profit	$2,480	$1,272	$(98)	$3,654
Gross profit percentage	55.9%	87.8%	—%	62.1%

Research and development	391	246	103	740
Selling, general and administrative	1,186	602	222	2,010
Restructuring and acquisition-related charges	—	—	30	30
Total costs and expenses	1,577	848	355	2,780

Operating income (expense)	903	424	(453)	874
Operating margin percentage	20.4%	29.3%	—%	14.9%

Non-operating income (expense), net	(84)	8	11	(65)
Income tax provision (benefit)	209	91	(113)	187
Net income	610	341	(329)	622
Net income attributable to the non-controlling interests in VMware, Inc.	—	(69)	36	(33)
Net income attributable to EMC Corporation	$610	$272	$(293)	$589
Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. This schedule may not recalculate due to rounding.

Segment Information
For the Three Months Ended June 30, 2013
(in millions)
(unaudited)

	EMC Information Infrastructure
	Information Storage	Information Intelligence Group	RSA Information Security	EMC Information Infrastructure	Pivotal	EMC Information Infrastructure plus Pivotal
Revenues:
Product revenues	$2,577	$39	$98	$2,714	$15	$2,729
Services revenues	1,377	113	130	1,620	27	1,647
Total consolidated revenues	3,954	152	228	4,334	42	4,376

Gross profit	$2,236	$96	$148	2,480	20	2,500
Gross profit percentage	56.5%	63.1%	65.1%	57.2%	48.0%	57.1%

Research and development				377	26	403
Selling, general and administrative				1,118	36	1,154
Restructuring and acquisition-related charges				—	—	—
Total costs and expenses				1,495	62	1,557
Operating income (expense)				$985	$(42)	$943
Operating margin percentage				22.7%	(99.6)%	21.6%

	EMC Information Infrastructure plus Pivotal	VMware Virtual Infrastructure within EMC	Corporate Reconciling Items	Consolidated
Revenues:
Product sales	$2,729	$529	$—	$3,258
Services	1,647	709	—	2,356
Total consolidated revenues	4,376	1,238	—	5,614

Gross profit	$2,500	$1,109	$(100)	$3,509
Gross profit percentage	57.1%	89.6%	—	62.5%

Research and development	403	207	85	695
Selling, general and administrative	1,154	489	142	1,785
Restructuring and acquisition-related charges	—	—	7	7
Total costs and expenses	1,557	696	234	2,487

Operating income (expense)	943	413	(334)	1,022
Operating margin percentage	21.6%	33.4%	—	18.2%

Non-operating income (expense), net	(78)	3	19	(56)
Income tax provision (benefit)	214	93	(91)	216
Net income	651	323	(224)	750
Net income attributable to the non-controlling interests in VMware, Inc.	—	(67)	18	(49)
Net income attributable to EMC Corporation	$651	$256	$(206)	$701
Note: This segment information is presented on a consistent basis with the presentation in our quarterly and annual filings with the SEC. The segment disclosures have been recast to reflect the Information Storage acquisition of the Data Computing Appliance and implementation services businesses from the Pivotal segment during the first quarter of 2014. None of the segment reclassifications impact EMC’s previously reported consolidated financial statements. This schedule may not recalculate due to rounding.

Supplemental Information
(in millions)
(unaudited)

	Q1 2013	Q2 2013	Q3 2013	Q4 2013	FY 2013	Q1 2014	Q2 2014
Information Storage:
Product Revenues	$2,472	$2,577	$2,430	$3,260	$10,738	$2,302	$2,551
Services Revenues	1,326	1,377	1,376	1,445	5,524	1,378	1,425
Total Information Storage Revenues	$3,798	$3,954	$3,806	$4,705	$16,262	$3,680	$3,976

Information Intelligence Group:
Product Revenues	$43	$39	$32	$65	$180	$35	$37
Services Revenues	112	113	117	124	467	119	121
Total Information Intelligence Group Revenues	$155	$152	$149	$189	$647	$154	$158

RSA Information Security:
Product Revenues	$100	$98	$120	$136	$453	$104	$104
Services Revenues	133	130	132	139	534	140	139
Total RSA Information Security Revenues	$233	$228	$252	$275	$987	$244	$243

EMC Information Infrastructure:
Product Revenues	$2,615	$2,714	$2,582	$3,461	$11,371	$2,441	$2,692
Services Revenues	1,571	1,620	1,625	1,708	6,525	1,637	1,685
Total EMC Information Infrastructure Revenues	$4,186	$4,334	$4,207	$5,169	$17,896	$4,078	$4,377

Pivotal:
Product Revenues	$13	$15	$20	$18	$66	$11	$15
Services Revenues	22	27	27	37	113	38	39
Total Pivotal Revenues	$35	$42	$47	$55	$179	$49	$54

VMware:
Product Revenues	$484	$529	$563	$676	$2,523	$556	$612
Services Revenues	682	709	722	782	2,894	796	837
Total VMware Revenues	$1,166	$1,238	$1,285	$1,458	$5,147	$1,352	$1,449

Consolidated Revenues:
Product Revenues	$3,112	$3,258	$3,165	$4,155	$13,690	$3,008	$3,319
Services Revenues	2,275	2,356	2,374	2,527	9,532	2,471	2,561
Total Consolidated Revenues	$5,387	$5,614	$5,539	$6,682	$23,222	$5,479	$5,880

Percentage impact to EMC revenues growth rate due to changes in exchange rates from the prior year	(0.5)%	(0.7)%	(0.8)%	(0.5)%	(0.6)%	(0.4)%	0.5%
Note: During the first quarter of 2014, EMC acquired Pivotal's Data Computing Appliance and implementation services. The results of the acquired businesses have been adjusted in this presentation to be included in the Information Storage segment and excluded from the Pivotal segment as if the transaction had occurred retroactively.   None of the segment reclassifications impact EMC’s previously reported consolidated financial statements.  This schedule may not recalculate due to rounding.